T. Rowe Price Equity Series, Inc. 485BPOS

Exhibit 99.(d)(15)

AMENDMENT TO

INVESTMENT SUB-ADVISORY AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

And

T. ROWE PRICE HONG KONG LIMITED

This Amendment (the “Amendment”) to the Investment Sub-Advisory Agreement (the “Agreement”) is made as of April  1, 2026, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price Hong Kong Limited (the “Subadviser”), an indirect, wholly-owned subsidiary of the Adviser and a Hong Kong limited company organized and existing under the laws of Hong Kong with its principal office at 6/F Chater House, 8 Connaught Place, Central, Hong Kong, with respect to each corporation, on behalf of itself or its series (each, a “Fund” and collectively, the “Funds”) set forth on Schedule 1 to the Agreement as of the date indicated thereof, as it may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Agreement dated as of May 1, 2022;

WHEREAS, the parties hereto desire to add the T. Rowe Price New Asia Fund to the Agreement;

WHEREAS, the parties hereto desire to remove the T. Rowe Price Multi-Strategy Total Return Fund to the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Schedule 1 to the Agreement is hereby replaced with Schedule 1 attached hereto.

2. All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date and year first above written.

WITNESS:	T. ROWE PRICE ASSOCIATES, INC.

/s/Kathryn L. Reilly		/s/Brian R. Poole

By:
Kathryn L. Reilly		Brian R. Poole
Assistant Secretary		Vice President

WITNESS:	T. ROWE PRICE HONG KONG LIMITED

/s/Cheryl L. Emory		/s/Carmen Guo

By:
Cheryl L. Emory		Carmen Guo
Assistant Secretary		Vice President

SCHEDULE 1

As of April 1, 2026

Fund Name	Corporation Name	Date of Advisory Agreement	Effective Date of Sub-Advisory Agreement
T. Rowe Price China Evolution Equity Fund	T. Rowe Price International Funds, Inc.	July 31, 2019	May 1, 2022
T. Rowe Price Emerging Markets Corporate Bond Fund	T. Rowe Price International Funds, Inc.	February 7, 2012	May 1, 2022
T. Rowe Price Emerging Markets Discovery Stock Fund	T. Rowe Price International Funds, Inc.	July 27, 2015	May 1, 2022
T. Rowe Price Emerging Markets Equity Research ETF	T. Rowe Price Exchange-Traded Funds, Inc.	July 29, 2025	July 29, 2025
T. Rowe Price Emerging Markets Stock Fund	T. Rowe Price International Funds, Inc.	May 1, 2022	April 1, 2025
T. Rowe Price Global Allocation Fund	T. Rowe Price Global Allocation Fund, Inc.	March 5, 2003	May 1, 2022
T. Rowe Price Global Multi-Sector Bond Fund	T. Rowe Price Global Multi-Sector Bond Fund, Inc.	October 21, 2008	May 1, 2022
T. Rowe Price Global Real Estate Fund	T. Rowe Price Global Real Estate Fund, Inc.	July 22, 2008	May 1, 2022
T. Rowe Price Institutional Emerging Markets Equity Fund	T. Rowe Price Global Funds, Inc.	May 1, 2022	April 1, 2025
T. Rowe Price International Discovery Fund	T. Rowe Price International Funds, Inc.	December 31, 2010	May 1, 2022
T. Rowe Price International Equity Research ETF	T. Rowe Price Exchange-Traded Funds, Inc.	February 6, 2025	February 6, 2025
T. Rowe Price Moderate Allocation Portfolio	T. Rowe Price Equity Series, Inc.	July 27, 1994	May 1, 2022
T. Rowe Price Multi-Sector Income ETF	T. Rowe Price Exchange-Traded Funds, Inc.	July 29, 2025	July 29, 2025
T. Rowe Price New Asia Fund	T. Rowe Price International Funds, Inc.	April 1, 2026	April 1, 2026
T. Rowe Price Real Assets Fund	T. Rowe Price Real Assets Fund, Inc.	December 1, 2011	May 1, 2022
T. Rowe Price Spectrum Conservative Allocation Fund	T. Rowe Price Spectrum Funds II, Inc.	July 27, 1994	May 1, 2022
T. Rowe Price Spectrum Moderate Allocation Fund	T. Rowe Price Spectrum Funds II, Inc.	July 27, 1994	May 1, 2022
T. Rowe Price Spectrum Moderate Growth Allocation Fund	T. Rowe Price Spectrum Funds II, Inc.	July 27, 1994	May 1, 2022